UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

HARBINGER GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Unit Purchase and Contribution Agreement

On November 5, 2012, HGI Energy Holdings, LLC ( “HGI Energy”), a Delaware limited liability company and a wholly owned subsidiary of Harbinger Group Inc. (“HGI” or the “Company”), entered into a Unit Purchase and Contribution Agreement (the “Purchase Agreement”) with EXCO Resources, Inc. (“EXCO Parent”), a Texas corporation, EXCO Operating Company, LP ( “EOC”, and collectively with EXCO Parent, “EXCO”), a Delaware limited partnership, and EXCO/HGI JV Assets, LLC ( “MLP LLC”), a Delaware limited liability company initially formed as an indirect wholly owned subsidiary of EXCO Parent, pursuant to which, at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), which will be effective in economic terms as of July 1, 2012 (the “Effective Time”), EXCO and HGI Energy have agreed to form EXCO/HGI Production Partners, LP (the “Partnership”), a Delaware limited partnership, and its general partner, EXCO/HGI GP, LLC, a Delaware limited liability company (the “General Partner”). The Partnership will be formed for the purpose of holding producing oil, gas and mineral leases and wells located in shallow depths in the Permian Basin in West Texas and in East Texas/North Louisiana and holding certain contracts, easements, permits and rights-of-way, tangible assets, data and records, in each case, relating to such oil and gas properties (the “Contributed Properties”).

Contributions to MLP LLC. Pursuant to the Purchase Agreement, prior to the Closing, EXCO Parent and EOC will contribute the Contributed Properties to MLP LLC, and MLP LLC will assume certain related liabilities, after which EXCO Parent will cause all of the issued and outstanding limited liability company interests in MLP LLC to be held by EXCO Holding MLP, Inc. (“EXCO Holding”), a Texas corporation and a wholly owned subsidiary of EXCO Parent.

Contributions to, and Distributions from, the Partnership. At the Closing, and in each case in accordance with the terms and conditions set forth in the Purchase Agreement, EXCO Parent will cause EXCO Holding to: (a) contribute and deliver all of the issued and outstanding limited liability company interests of MLP LLC to the Partnership in exchange for 12,750,000 common units representing limited partner interests in the Partnership (“Common Units”) and a cash amount equal to $597,500,000 (which amounts may be adjusted as described below) and (b) contribute 500,000 Common Units to the General Partner in exchange for 500,000 units representing limited liability company interests in the General Partner (“GP LLC Units”) (which amounts may be adjusted as described below). Additionally, HGI Energy will contribute (a) a cash amount equal to $372,500,000 to the Partnership (the “HGI Energy Contribution”) in exchange for 37,250,000 Common Units (which amounts may be adjusted as described below), and (b) contribute 500,000 Common Units to the General Partner in exchange for 500,000 GP LLC Units (which amounts may be adjusted as described below). Immediately after the aggregate 1,000,000 Common Units are contributed by EXCO Holding and HGI Energy to the General Partner, such Common Units held by the General Partner will be converted into 1,000,000 notional general partner units representing general partner interests in the Partnership (which amounts may be adjusted as described below). Also at Closing, the Partnership is expected to enter into a $400,000,000 secured revolving credit facility (the “Partnership Debt”), from which an initial $225,000,000 (as may be adjusted as described below) is expected to be drawn at the Closing to fund in part the Partnership’s $597,500,000 cash distribution to EXCO Holding.

Adjustment of Contributions and Distributions. Each of the amounts described above are subject to adjustments set forth in the Purchase Agreement that are intended to provide MLP LLC with the economic benefits and costs associated with the ownership of the Contributed Properties during the period from the Effective Time to the Closing and to maintain the relative equity ownership of HGI Energy, on the one hand, and EXCO Holding, on the other hand, in the Partnership and the General Partner.

Such amounts may also be adjusted, with the effect of maintaining the relative equity ownership between HGI Energy and EXCO Holding, to the extent that assets are excluded from the transaction or adjustments are made to the applicable amounts, in each case, based upon title defects, environmental defects or the failure to obtain required third party consents, waivers of applicable preferential purchase rights or waivers of maintenance of uniform interest provisions. It is a condition to each of EXCO’s and HGI Energy’s obligations to complete the transactions contemplated by the Purchase Agreement that the aggregate value of these adjustments do not, in the aggregate, exceed $70,000,000.

Representations and Warranties; Covenants; Indemnities. The Purchase Agreement contains customary representations and warranties, covenants and indemnities by EXCO and HGI Energy.

Title and Environmental Matters. With limited exceptions, HGI Energy’s exclusive remedy for title and environmental matters is through a customary title and environmental defect mechanism, which includes customary thresholds and deductibles. HGI Energy will have until January 7, 2013 to conduct its diligence of title and environmental matters relating to the Contributed Properties.

Equity Ownership of the Partnership. Upon completion of the Closing, HGI Energy will hold 74.5% of the Common Units and EXCO Holding will hold 25.5% of the Common Units, in each case directly or through their interest in the General Partner. In addition, each of HGI Energy, on the one hand, and EXCO Holding, on the other hand, will hold 50% of the GP LLC Units. The General Partner will, in turn, own a 2% general partner interest in the Partnership and all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”). The Incentive Distribution Rights will entitle the General Partner to receive (a) quarterly distributions of available cash (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership to be entered into at Closing (the “Partnership Agreement”), which will include all sources of cash after giving effect to reserves, but will exclude cash from capital contributions) equal to 23% of the amount of such distributions after distributions to the General Partner and holders of Common Units exceed $1.00 per unit per fiscal year, and (b) net proceeds from distributions of the proceeds of sales of certain capital assets equal to 23% of the amount of such distributions to the General Partner and holders of Common Units following the return of 110% of invested capital with respect to Common Units.

Management of the General Partner. Following the Closing, the General Partner will be the sole general partner of the Partnership. The General Partner will be managed by the Board of Directors of the General Partner (the “Board”), which will initially consist of two members designated by HGI Energy and two members designated by EXCO Holding. Under the terms of the Amended and Restated Limited Liability Company Agreement of the General Partner (the “LLC Agreement”) that will be entered into at Closing, certain material actions of the General Partner, the Partnership and their subsidiaries will require the approval of at least one HGI Energy appointee to the Board and at least one EXCO Holding appointee to the Board.

Certain Business Opportunities. In addition, the LLC Agreement will require each of EXCO Parent and certain of its affiliates (the “EXCO Group”) and HGI and certain of its affiliates (the “HGI Group”) to present certain business opportunities to the Partnership. If the EXCO Group or the HGI Group desires to purchase, acquire or otherwise obtain oil and gas properties meeting certain specified criteria, including that such oil and gas properties (a) are located onshore in the United States of America, (b) have proved developed reserves that comprise at least 65% of proved reserves and projected decline rates of 12.5% or less on an annualized basis in the three calendar years post-acquisition, (c) include undeveloped acreage that contributes less than 30% of the value of such oil and gas properties, (d) with respect to future development opportunities, substantially all of such future development opportunities could economically occur through drilling vertical wells, (e) are in the aggregate reasonably estimated to generate cash flow sufficient to cover the cost of future development and (f) are valued at an amount equal to or less than the aggregate amount of then-existing financing reasonably available to the Partnership (“Partnership Appropriate Oil and Gas Properties”), such group will be obligated to give notice of such potential acquisition to the Partnership, which must be delivered at least 40 days prior to the closing of the potential acquisition. For a period of 30 days after such notice and all information reasonably requested by the receiving party have been received, the Partnership will have an irrevocable right and option to agree to purchase all but not less than all of such Partnership Appropriate Oil and Gas Properties either (a) from the seller(s) of such Partnership Appropriate Oil and Gas Properties or (b) from the EXCO Group or the HGI Group, as applicable, following such group’s acquisition of such Partnership Appropriate Oil and Gas Properties, in each case, upon substantially the same terms and the same price as payable or paid by the EXCO Group or HGI Group, as applicable, for such Partnership Appropriate Oil and Gas Properties. If the EXCO Group or the HGI Group desires to sell, transfer or otherwise dispose of any Partnership Appropriate Oil and Gas Properties, such group will be obligated to give notice of such potential disposition to the Partnership, which must be delivered at least 40 days prior to the closing of the potential disposition. For a period of 30 days after such notice and all information reasonably requested by the receiving party have been received, the Partnership will have an irrevocable right and option to agree to purchase all but not less than all of such Partnership Appropriate Oil and Gas Properties from the EXCO Group or the HGI Group, as applicable, on substantially the same terms as those offered by the other potential purchaser and at a price no less than 2% higher than the price offered by such other potential purchaser. The provisions in the LLC Agreement governing business opportunities do not apply to package sales in which the Partnership Appropriate Oil and Gas Properties constitute less than 20% of the overall value of the transaction, sales of all or substantially all of HGI’s or EXCO’s assets, or acquisitions of an entity in which Partnership Appropriate Oil and Gas Properties constitute one-third or less of the value of such entity and will terminate upon the earliest to occur of (a) 12 months following either a change of control of EXCO Parent or a change of control of HGI, (b) HGI Energy exercising, pursuant to the LLC Agreement, full special committee control rights relating to certain Board actions after a change of control of EXCO Parent, (c) EXCO Parent or its affiliates no longer serving as an operator of the Contributed Properties or (d) either (i) EXCO Holding no longer owning any GP LLC Units, (ii) HGI Energy no longer owning any GP LLC Units or (iii) HGI Energy transferring 25% or more of the outstanding GP LLC Units to a competitor of the Partnership.

Certain Appalachia Business Opportunities. Acquisitions and dispositions by EXCO of conventional oil and gas properties in New York, Ohio, Pennsylvania and West Virginia (“Appalachia Properties”) are subject to the provisions in the LLC Agreement governing business opportunities (described above), but such rights with respect to Appalachia Properties are further subject to the terms of that certain Appalachia Letter Agreement, by and among EXCO Parent, EOC, HGI Energy and HGI, dated as of November 5, 2012 (the “Appalachia Agreement”). Pursuant to the Appalachia Agreement, EXCO and its affiliates may acquire, without complying with the applicable provisions of the LLC Agreement, Appalachia Properties (a) that (i) are acquired primarily for the purpose of complementing EXCO’s existing portfolio of existing Appalachia Properties, (ii) are acquired by EXCO solely for its own account and (iii) will be operated by EXCO (or certain affiliates of EXCO) for its own account and (b) except as provided above or in any permitted disposition described below, for which EXCO will not provide any third party with any equity or equity-linked right to such acquired Appalachia Properties. Pursuant to the Appalachia Agreement, EXCO may dispose of or transfer, without complying with the applicable provisions of the LLC Agreement, Appalachia Properties (a) to entities for which the equity owners (i) are persons whose principal business is owning and operating oil and gas properties and (ii) received a significant portion of their equity interests in exchange for the contribution of assets and (b) to any person if after such disposition or transfer neither EXCO nor its affiliates will remain as operator or receive any general partnership or other promoted equity interest or significant control rights, provided that with respect to such disposition or transfers, subject to existing agreements with third parties, HGI shall have a right of first offer.

Common Unit and GP LLC Unit Transfer Restrictions. Under the Partnership Agreement and LLC Agreement, respectively, transfers of Common Units and GP LLC Units will be subject to various restrictions, and each of HGI Energy and EXCO Holding will have various rights with respect to the transfer or issuance of Common Units and GP LLC Units, including (a) rights of first refusal, (b) tag-along rights, (c) preemptive rights and (d) drag-along rights.

Operation of the Contributed Properties. Also in connection the Closing, (i) each of EXCO Parent and EOC will enter into an Operating Agreement with MLP LLC to provide certain services with respect to the operation of the Contributed Properties contributed by such party to MLP LLC and certain related assets and (ii) EXCO Parent, the General Partner and the Partnership will enter into an Administrative Services Agreement, pursuant to which EXCO Parent will provide certain services to the Partnership.

Conditions to Closing. The Purchase Agreement contains a number of conditions that must be satisfied before EXCO and HGI Energy have the obligation to effect the Closing, including, in addition to the condition described above: the accuracy of EXCO’s and HGI Energy’s respective representations and warranties; compliance by EXCO and HGI Energy with their respective covenants; the absence of injunctions or certain suits or actions; the receipt of certain consents (including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended); the receipt of the debt financing to the Partnership described above; the obtaining and maintenance of certain insurance coverage by EXCO Parent and the Partnership and its subsidiaries; the release of liens under certain existing debt of EXCO and its affiliates; and the receipt by HGI Energy of certain historical financial statements relating to the Contributed Properties.

Termination of Purchase Agreement. The Purchase Agreement can be terminated upon the occurrence of certain events, including if Closing has not occurred on or prior to the earlier of March 5, 2013 (the “Termination Date”) and the expiration of the obligations contained in the agreement under which the Partnership Debt is to be provided to the Partnership. Under certain circumstances, if the Purchase Agreement is terminated by a party thereto (the “Terminating Party”) due to (a) a breach of the Purchase Agreement by another party that would reasonably be expected to result in a failure to satisfy a condition to Closing and that cannot be cured prior to the earlier of the Termination Date or 30 days following notice of such breach or (b) the breach of the non-Terminating Party of its obligation to consummate the Closing (or, in the case of EXCO, the related reorganization transactions) when all of such other party’s conditions to Closing have been satisfied or waived, then the non-Terminating Party shall be required to pay the Terminating Party an aggregate amount equal to $60,000,000.

The Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement, and may be subject to standards of materiality applicable to contracting parties that differ from what may be viewed as material by shareholders of, or other investors in, HGI. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of HGI, EXCO or any of their respective subsidiaries or affiliates. The assertions embodied in the representations and warranties of HGI Energy and EXCO are qualified by information contained in the confidential disclosure schedules delivered in connection with signing the Purchase Agreement as well as by information contained in certain of HGI’s and EXCO’s public filings. Information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the Purchase Agreement, the form of Partnership Agreement, the form of LLC Agreement and the Appalachia Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the form of Partnership Agreement, the form of LLC Agreement and the Appalachia Agreement, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Forward-Looking Statements:

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in this report and certain oral statements made by HGI’s representatives from time to time regarding the matters discussed herein, including those statements related to the proposed transaction and its effects on HGI, including future dividends expected to be received by HGI, are or may be forward-looking statements. Such forward-looking statements are based upon management’s current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of HGI, and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the risk that closing of the transaction will not occur, will be delayed or will close on terms materially different than expected (including as a result of title and environmental diligence of properties to be acquired, commodity price risks, drilling and production risks), financing plans for the Partnership and the transaction, reserve estimates and values, statements about the Partnership properties and potential reserves and production levels, the ability of HGI’s subsidiaries (including the Partnership) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, that HGI may not be successful in identifying any suitable future acquisition opportunities, and the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption “Risk Factors” in HGI’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*	Unit Purchase and Contribution Agreement, dated as of November 5, 2012, by and among EXCO Resources, Inc., EXCO Operating Company, LP, EXCO/HGI JV Assets, LLC and HGI Energy, LLC

10.1	Form of Amended and Restated Agreement of Limited Partnership of EXCO/HGI Production Partners, LP

10.2	Form of Amended and Restated Limited Liability Company Agreement of EXCO/HGI GP, LLC

10.3	Appalachia Letter Agreement, dated as of November 5, 2012, by and among EXCO Resources, Inc., EXCO Operating Company, LP, HGI Energy Holdings, LLC and Harbinger Group Inc.

*	In accordance with Item 6.01(b)(2) of Regulation S-K, schedules or similar attachments to this exhibit have not been filed. The Company agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: November 9, 2012	By:	/s/ Thomas A. Williams
Name: Thomas A. Williams
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description

2.1*	Unit Purchase and Contribution Agreement, dated as of November 5, 2012, by and among EXCO Resources, Inc., EXCO Operating Company, LP, EXCO/HGI JV Assets, LLC and HGI Energy, LLC

10.1	Form of Amended and Restated Agreement of Limited Partnership of EXCO/HGI Production Partners, LP

10.2	Form of Amended and Restated Limited Liability Company Agreement of EXCO/HGI GP, LLC

10.3	Appalachia Letter Agreement, dated as of November 5, 2012, by and among EXCO Resources, Inc., EXCO Operating Company, LP, HGI Energy Holdings, LLC and Harbinger Group Inc.

*	In accordance with Item 6.01(b)(2) of Regulation S-K, schedules or similar attachments to this exhibit have not been filed. The Company agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request.

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